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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:

Patrick J. Scannell, Jr.      David Fowler                       Tedd Rodman or Beth Andrix
Chief Financial Officer       Vice President of Marketing        Schwartz Communications
Silknet Software, Inc.        Silknet Software, Inc.             (781) 684-0770
(603) 625-0070                (603) 625-0070                     teddr@schwartz-pr.com
pscannell@silknet.com         dfowler@silknet.com



              SILKNET SOFTWARE ACQUIRES INSITE MARKETING TECHNOLOGY

Agreement Adds eSales and eMarketing Technology and Applications to Silknet's Customer-centric eBusiness Suite

MANCHESTER, N.H. -- OCTOBER 5, 1999 -- Silknet Software, Inc. (NASDAQ: SILK), today announced it has acquired privately-held InSite Marketing Technology, Inc. of Waltham, Mass. Under the terms of the agreement, Silknet will acquire all of the outstanding common stock and options of InSite in exchange for approximately 592,000 shares of Silknet common stock. The transaction is intended to be accounted for as a pooling-of-interests transaction. Based on the closing price of Silknet's common stock for a recent 60-day trading period, the transaction is valued at approximately $21.5 million.

The acquisition will enable Silknet to expand and enhance the company's existing e-business product line and service offerings to include InSite's e-marketing and e-sales applications. Silknet will now be positioned to deliver a completely integrated set of customer-facing e-business applications that enable companies to provide Internet-based one-to-one customer assistance and personalization across the entire spectrum of customer interaction, including service, commerce, sales and marketing.

InSite will become a wholly-owned subsidiary of Silknet. Stefania Nappi, InSite president and CEO, will be president of the new subsidiary. In addition, Silknet announced that InSite Chairman of the Board and co-founder Dr. Glen L. Urban, world-renowned marketing expert and the former Dean of MIT's Sloan School of Management, will be joining Silknet's Board of Directors.

"This acquisition will allow us to meet growing marketplace demand for a complete and integrated suite of customer-facing e-business applications," said James (Jay) Wood, president and CEO of Silknet. "To fully deliver on the promise of e-commerce, both brick and mortar companies as well as dot.com businesses are demanding that every area of customer interaction be fully leveraged. This acquisition allows us to offer capabilities
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                                   -- more --

that are critical to customer acquisition and retention in the Web economy. We believe that InSite brings experienced and talented people as well as world-class technology to Silknet and our e-business solutions. The combination of InSite's expertise in Web-based sales and marketing and our leadership in e-service and e-commerce offers terrific synergies."

"I am excited about the benefits that this combination delivers to both our own customers as well as Silknet's," said Nappi. "As e-commerce becomes ubiquitous, on-line buyers are becoming increasingly intolerant of companies that can't cater to their unique needs across the entire customer experience--from learning about products, to buying, to getting service. Now companies will be able to deploy integrated, native Internet technologies across the complete spectrum of the customer relationship. All of us at InSite Marketing Technology look forward to working with the Silknet team."

COMPANIES WILL DELIVER INTEGRATED PRODUCT OFFERING

The addition of InSite's customer-centric, Web-based marketing and sales software applications, branded as Trust-Based Marketing(TM) (TBM), enhances Silknet's suite of e-business solutions. Silknet is now positioned to offer its customers an integrated line of Web-based e-commerce, customer service, sales and marketing software that will optimize e-business initiatives by focusing on the customer experience.

Silknet's e-business solutions allow companies to manage the entire customer relationship, from initial point of customer interest, to shopping and buying, to support and service, to personalized promotion, to follow-on purchases. Silknet's solutions also cover customer self service, e-assisted sales and service, e-agent assisted sales and service, all integrated across Web, email, phone or in-store interactions. The result is a customer-centric e-business solution that focuses on building compelling and enjoyable customer relationships and experiences.

InSite provides a novel class of e-sales applications that identify the buying style of the customer and the selling style of the company and dynamically integrates them to help the customer through the buying process. The underlying technology uses psychographic and demographic analysis to recognize not only what the customer would like to buy but also how the customer would like to buy. It then matches the customer with a virtual assistant that can consult with the customer on buying the right product. In addition, the InSite software is able to "recognize" the attitudes and preferences of the customer with more accuracy than traditional methods, such as collaborative filtering.

InSite's Trusted Advisor(TM) acts as a company's virtual sales force, seamlessly augmenting an existing Web site. Using Trusted Advisor, customers become engaged in interactive experiences that demonstrate the customer's expertise, and the software leads the customer to a purchase decision that matches his/her goals, thus increasing customer trust in the company and in the sales outcome.
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                                   -- more --

ABOUT INSITE MARKETING TECHNOLOGY, INC.

InSite Marketing Technology is headquartered in Waltham, Mass. and was founded in 1997 by Dr. Glen L. Urban, prominent marketing expert and former Dean of MIT's Sloan School of Management. InSite Marketing Technology provides companies with software that helps to close sales on the Internet by earning each customer's trust. Companies who use InSite's software put the expertise and skill of their very best salespeople directly in front of the customer.

ABOUT SILKNET SOFTWARE

Silknet Software (NASDAQ:SILK) provides the industry's leading customer-centric e-business applications and systems for Global 2000 and dot.com companies such as Office Depot, Microsoft, Priceline.com, Beyond.com, Sprint, Utility.com, Inacom, KPMG and Bell Canada. Built from the ground up with Web technologies and standards, Silknet's software allows companies to build strong customer relationships through personalized marketing, sales, electronic commerce and customer support services. Silknet's approach integrates all customer interactions and data whether across the Web, by phone, through e-mail or in person, providing the company's agents, partners and the customers with a single view of their relationship. Silknet is headquartered in Manchester, N.H., with offices across North America and in Europe. Additional information can be obtained on the World Wide Web at http://www.silknet.com or by calling Silknet at (603) 625-0070.

                                       ###

SILKNET eSERVICE AND SILKNET eBUSINESS SYSTEM ARE TRADEMARKS OF SILKNET SOFTWARE. ALL OTHER TRADEMARKS ARE THE PROPERTY OF THEIR RESPECTIVE HOLDERS.

This release contains forward-looking statements that are made pursuant to the "Safe Harbor" provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to a number of risks and uncertainties that could cause actual results to differ materially from Silknet's expectations. If the InSite acquisition is completed, there can be no assurance that the combined companies can successfully integrate the acquired businesses, personnel, products or technologies. Silknet's integration of the InSite business may cause a diversion of management time and reallocation of resources. There can be no assurance that the InSite personalization technology can be successfully integrated with Silknet's product offerings and distribution infrastructure, or that further product research and development, and additional development expenses, will be required to fully integrate InSite's products with those of Silknet. There can be no assurances that revenues will exceed operating expenses, or that sales of the InSite product will be successful, that Silknet can be successful in reducing expenses to achieve profitability, or that customers will continue to support the company's new product initiatives following the integration. Investors are cautioned that all forward-looking statements involve risks related to the market acceptance of and demand for the combined company's products, new product development, impact of competitors, and dependence on third-party distribution channels.

Additional factors that could cause actual future results to differ materially from current expectations include the following: fluctuations in customer demand; the Company's ability to manage its growth; the risk of new product introductions and customer acceptance of new products; the rapid technological change which characterizes the Company's markets; the risks associated with competition; the risks associated with international sales as the Company expands its markets; and the ability of the Company to compete successfully in the future, as well as other risks identified in the Company's Securities and Exchange Commission filings, including but not limited to those appearing under the caption "Risk Factors" in the Company's recently filed Annual Report on Form 10-K.